Exhibit 5.1

April 27, 2012

Franklin Street Properties Corp.

401 Edgewater Place, Suite 200

Wakefield, MA 01880

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of shares of common stock, $0.0001 par value (the “Shares”), of Franklin Street Properties Corp., a Maryland corporation (the “Company”), which may be issued and sold by the Company and sold by selling stockholders from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

We are acting as counsel for the Company in connection with the registration for sale of the Shares by the Company and by selling stockholders identified from time to time in supplements to the prospectus included in the Registration Statement. We have examined a signed copy of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company and the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date (collectively the “Charter Documents”).

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company provided to us by the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Maryland and the federal laws of the United States of America. We also express no opinion herein with respect to (i) the securities or “blue sky” laws of any state or other jurisdiction of the United States or any foreign jurisdiction, or (ii) the antifraud laws of any jurisdiction.

Franklin Street Properties Corp.

April 27, 2012

Based upon and subject to the foregoing, we are of the opinion that the Shares, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the sale of the Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Shares have been issued and sold as contemplated by the Registration Statement, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is provided to you as a legal opinion only and is not a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any changes in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By: /s/ Kenneth A. Hoxsie

Kenneth A. Hoxsie, a Partner